Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $75,649,000 principal amount of its Floating Rate First Mortgage Bonds due 2069 under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-216355-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated September 12, 2019 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$9,169
Services of Independent Registered Public Accounting Firms	45,000
Trustee Fees and Expenses	14,500
Legal Fees and Expenses	95,000
Rating Agency Fees	97,587
Printing and Delivery Expenses	9,000
Miscellaneous Expenses	12,000
Total	$282,256